EXHIBIT 4.20.1













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                          FIRST SUPPLEMENTAL INDENTURE

                                     BETWEEN

                       CONSECO, INC., as Successor Issuer

                                       AND

                    FIRSTAR BANK OF MINNESOTA, N.A., Trustee

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                                             Dated as of December 17, 1996



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         FIRST  SUPPLEMENTAL  INDENTURE,  dated as of December 17,  1996,  (this
"Supplemental Indenture"), between CONSECO, INC. an Indiana corporation (the "Company"), and FIRSTAR BANK OF MINNESOTA, N.A.
(the "Trustee").

         WHEREAS, American Travellers Corporation, a Pennsylvania corporation ("ATC"), and the Trustee have entered into an indenture (the "Indenture") dated as of September 15, 1995, to provide for the issuance of $103,500,000 principal amount of ATC's 6.5% Convertible Subordinated Debentures Due 2005 (the "Securities"); and

         WHEREAS, on December 17, 1996, ATC merged with and into the Company (the "Merger"), with the Company succeeding to the business of ATC and assuming all of the obligations of ATC under the Securities and the Indenture; and

         WHEREAS, the Company has made a request to the Trustee that the Trustee join with it in the execution of this Supplemental Indenture to permit the Company to assume all the obligations of ATC under the Indenture pursuant to
Section 5.1 of the Indenture;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company and the Trustee hereby agree for the equal and ratable benefit of all holders of the Securities as follows:

                                   ARTICLE 1.

                                   Definitions

         Section 1.01. Definitions. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the meanings therein specified.

                                   ARTICLE 2.

                           Assumption and Substitution

         Section 2.01. Assumption of Obligations. The Company as the surviving corporation of the Merger expressly acknowledges and assumes the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of all other obligations under the Indenture or the Securities to be performed or observed by ATC.





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         Section 2.02. Substitution. On  the  date  hereof, the Company (as the surviving corporation of the Merger) shall, by virtue of the assumption described in Section 2.01 and the execution and delivery of this Supplemental Indenture, succeed to and be substituted for ATC.

                                   ARTICLE 3.

                                  Miscellaneous

         Section 3.01. Effect of the Supplemental Indenture. This Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. Except as expressly supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

         Section 3.02. Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         Section 3.03.  GOVERNING LAW.   THIS  SUPPLEMENTAL  INDENTURE  SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                  CONSECO, INC.



                                  By: /s/ Rollin M. Dick
                                     --------------------------
                                  Name:  Rollin M. Dick
                                  Title: Chief Financial Officer
                                         and Executive Vice President


                                  FIRSTAR BANK OF MINNESOTA, N.A.



                                  By:/s/Frank P. Leslie, III
                                     --------------------------
                                  Name: Frank P. Leslie, III
                                  Title: Vice President



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